Exhibit 10

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), is entered into as of January 11, 2012, by and between Infrastructure Developments Corp., a Nevada corporation (the “Company”), InterMedia Development Corporation, a Virginia corporation (“InterMedia”), and the shareholders of InterMedia (the “Shareholders”);

RECITALS

WHEREAS, the Shareholders own five hundred (500) shares of InterMedia, which shares constitute 100% of the issued and outstanding shares and 100% of the ownership of InterMedia (the “InterMedia Shares”); and

WHEREAS, the Company desires to acquire from the Shareholders, and the Shareholders desire to transfer to the Company, all of the InterMedia Shares in exchange for eighty four million (84,000,000) shares of $0.001 par value common stock of the Company (the “Company Shares”) to be distributed pro rata by the Company to the Shareholders.

AGREEMENTS

Now, therefore, in consideration of the premises, the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

EXCHANGE OF SHARES

Section 1.1

Exchange.  Upon and subject to the terms of this Agreement, the Company hereby agrees to issue and deliver the Company Shares, which consist of eighty four million (84,000,000) shares of common stock to the Shareholders on a pro rata basis, in exchange for the Shareholders agreement to assign, transfer and set over the InterMedia Shares, which consist of five hundred (500) shares or one hundred percent (100%) ownership of InterMedia, to the Company at the Closing.

Section 1.1

Share Valuation Price.  The valuation of the Company Shares shall be deemed equivalent to par value of the Company's common stock, or $0.001 per share. The stock swap is not expected to qualify as a tax-free exchange under Section 368(a)(1)(B).

ARTICLE 2

CLOSING

Section 2.1 Closing. The execution and closing of this Agreement will take place at the offices of InterMedia on or before February 21, 2011 (the “Closing”), or as otherwise determined by the parties, at which Closing the parties shall make the deliveries provided in this Article 2.

Section 2.2 Delivery of InterMedia Shares. At Closing, Shareholders shall deliver to Company a certificate representing the InterMedia Shares in the name of Company.

Section 2.3

Delivery of Company Shares. At Closing, Company shall deliver certificates representing the Company Shares, which Company Shares will be restricted for a minimum of six (6) months from the date of issuance, to Shareholders as follows:

            Joel Ratner

            Lisa Johnson Ratner                         8,400,000

            Michael A. Dickerson                      8,400,000

Exhibit 10

Section 2.4 Other Deliverables. At Closing, each party hereto shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other party, as such other party may reasonably request in order to carry out or evidence the terms of this Agreement.

ARTICLE 3

CLOSING OBLIGATIONS

Section 3.1

Conditions Precedent to Obligations of Shareholders and InterMedia. The obligations of Shareholders and InterMedia under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or the waiver of Shareholders and InterMedia, on or before the Closing, of the following conditions, provided, however, that Shareholders and InterMedia may waive the pre-Closing performance of the following conditions without waiving the right to require the post-Closing performance of the following conditions (unless expressly waived in a signed writing):

(a)

Consulting Agreements.  InterMedia shall have entered into three-year employment agreements with Joel Ratner and ________________, attached hereto as Exhibit A and Exhibit B. Such agreement will include provisions such that the employees cannot be terminate except for cause and that salaries will be commensurate with current InterMedia salaries and bonuses will be commensurate with profits. Additionally, Company will enter into stock option agreements with certain of the principals of InterMedia employees which will enable them to participate in Company’s stock option plan to be created prior to Closing.

(b)

Lock Up Agreements. Company "insiders" (including but not limited to, directors, officers, any other key employees, and holder of greater than 10% of Company's common stock), including Thomas R. Morgan, Shawn Teigen, and WWA Group, Inc. (Eric Montandon, a Company director, and Digamber Naswa, Company's Chief Executive Officer, hold no shares of Company's common stock) will be restricted from stock sales for a period of six (6) months from Closing per lock up agreements, attached hereto as Exhibits C through E.

(c)

Shareholder Approval. Company shall have obtained shareholder approval to close the Agreement, which approval shall have included electing Joel Ratner and ________________ to Company’s board of directors effective at Closing.

(d)

Representations and Warranties True. The representations and warranties of Company shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, shall be in all material respects true and accurate at and as of the Closing.

(e)

Performance of Covenants. Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or as of the Closing.

(f)

Adverse Changes.  Company shall have conducted its business in the ordinary course there having not been any material adverse change in the business or financial condition of its business at and as of the Closing.

Share Exchange Agreement

Exhibit 10

Section 3.2

Conditions Precedent to Obligations of Company. The obligations of Company under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or the waiver of Company, on or before the Closing, of the following conditions, provided, however, that Company may waive the pre-Closing performance of the following conditions without waiving its right to require the post-Closing performance of the following conditions (unless expressly waived in a signed writing):

(a)

Business Plan. InterMedia shall have prepared and submitted to Company a comprehensive business plan, which details development costs, cash flow forecasts and timelines, to Company no later than January 31, 2012.

(b)

Representations and Warranties True. The representations and warranties of Shareholders and InterMedia shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, shall be in all material respects true and accurate at and as of the Closing.

(c)

Performance of Covenants. Shareholders and InterMedia shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or as of the Closing.

(d)

Adverse Changes.  InterMedia shall have conducted its business in the ordinary course there having not been any material adverse change in the business or financial condition of InterMedia’s business at and as of the Closing.

Section 3.3

Obligations Following the Closing. The obligations of Shareholders and InterMedia under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or the waiver of Shareholders and InterMedia, of the following post-Closing conditions:

(a)

Initial Private Placement. At the Closing, Company will begin an initial private placement ("Initial Placement") to ensure that the bank records of Company indicate gross deposits of a minimum of $300,000 within six months of the Closing. If Company does not raise the minimum of $300,000 under the Initial Placement, Company will issue an additional 20,000,000 shares of common stock to the Shareholders on a pro rata basis determined by their respective holdings at the Closing. A minimum of 85% of the net proceeds from the Initial Placement ("InterMedia Funds") will be provided to InterMedia for business development in the form of an intercompany loan(s). The InterMedia Funds may be released to InterMedia at any time upon satisfying one quarter increments of the Initial Placement.

(b)

Subsequent to the closing of the Initial Placement, Company will begin a second private placement ("Second Placement") to ensure that the bank records of Company indicate gross deposits of a minimum of $400,000 within twelve months of the Closing. If Company does not raise the minimum of $400,000 under the Second Placement, and InterMedia's most recent four quarters show a revenue of greater than $1,000,000, Company will issue an additional 90,000,000 shares of common stock to the Shareholders on a pro rata basis determined by their respective holdings at the Closing. A minimum of 75% of the net proceeds from the Second Placement will be provided to InterMedia for business development in the form of an intercompany loan(s).

(c)

Exhibit 10

If and whenever there is a capital reorganization of Company or an amalgamation of Company with or into any other company, if InterMedia has not been issued the shares, if applicable, pursuant to Section 3.3 (a) or (b), above, by the effective date of such reorganization or amalgamation (the “Reorganization”), InterMedia shall be entitled to receive and shall accept, in lieu of the number of shares to which InterMedia was entitled pursuant to Section 3.3 (a) or (b), the aggregate number of shares or other securities or property of Company resulting from the Reorganization that InterMedia would have been entitled to as a result of such Reorganization if, on the effective date thereof, InterMedia had been the registered holder of the number of shares to which it was entitled pursuant to Section 3.3 (a) or (b).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND INTERMEDIA

Shareholders and InterMedia represent and warrant to Company, as of the date of this Agreement, as follows:

Section 4.1

Organization, Good Standing and Qualification. InterMedia is a company duly organized, validly existing and in good standing under the laws of Virginia. Shareholders and InterMedia have all requisite corporate power and authority to own and operate their properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement and to carry on business as presently conducted and as presently proposed to be conducted. InterMedia is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on InterMedia or its business.

Section 4.2 Capitalization; Voting Rights. The issued and outstanding capital shares of InterMedia consist of five hundred (500) shares of common stock. All issued and outstanding shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) were issued in compliance with all applicable laws concerning the issuance of securities. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy, or agreements of any kind for the purchase or acquisition from InterMedia of its securities. When transferred in compliance with the provisions of this Agreement, the InterMedia Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the InterMedia Shares may be subject to restrictions on transfer subject to applicable laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

Section 4.3 Authorization; Binding Obligations. All corporate action on the part of Shareholders and InterMedia necessary for the authorization of this Agreement, the performance of all obligations of Shareholders and InterMedia hereunder at the Closing, the sale, transfer and delivery of the InterMedia Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will represent a valid and binding obligation of Shareholders and InterMedia enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights; and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. The sale of the InterMedia Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with in due course.

Share Exchange Agreement

Exhibit 10

Section 4.4 Financial Statements; Interim Changes.  InterMedia has delivered to Company its audited financial statements for its fiscal years ended December 31, 2011 and 2010  (“Financial Statements”), prepared in accordance with GAAP, copies of which are attached hereto as Exhibit F. The Financial Statements are complete and correct in all material respects and present fairly the financial condition of InterMedia as of the respective dates. The Financial Statements are to be audited by and auditor chosen and paid for by the Company.

Section 4.5 Liabilities. Except as disclosed in the Financial Statements, InterMedia has no material liabilities except current liabilities incurred in the ordinary course of business subsequent to December 31, 2011, which have not been, either in any individual case or in the aggregate, materially adverse.

Section 4.6 Agreements; Action.

(a)

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which InterMedia is a party or to its knowledge by which it is bound which may involve (i) the license of any proprietary right to or from InterMedia except that right of use granted by Shareholders to Company hereto, (ii) provisions restricting or affecting the business InterMedia, or (iii) indemnification by InterMedia with respect to the infringement of proprietary rights.

(b)

InterMedia has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any its capital shares, (ii) incurred any indebtedness for money borrowed or any other liabilities except than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business as disclosed in the Financial Statements, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

Section 4.7 Changes. Since December 31, 2011, there has not been to Shareholders’ or InterMedia’s knowledge:

(a)

Any change in the assets, liabilities, financial condition or operations of InterMedia from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of InterMedia;

(b)

Any material change, except in the ordinary course of business, in the contingent obligations of InterMedia by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c)

Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of InterMedia;

(d)

Any waiver by InterMedia of a valuable right or of a material debt owed to it;

(e)

Any direct or indirect loans made by InterMedia to any employee, officer, director or shareholder of InterMedia, other than advances made in the ordinary course of business;

(f)

Any material change in any compensation arrangement or agreement with any employee, officer, or director;

(g)

Exhibit 10

Any declaration or payment of any dividend or other distribution of the assets of InterMedia; or

(h)

Any debt, obligation or liability incurred, assumed or guaranteed by InterMedia, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business.

Section 4.8 Title to Properties and Assets. InterMedia has good and marketable title to its properties and assets, including without limitation the properties and assets reflected in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of InterMedia, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by InterMedia are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

Section 4.9 Compliance with Other Instruments. InterMedia is not in violation or default of any term of its governing documents, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to InterMedia which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of InterMedia. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the InterMedia Shares pursuant, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of InterMedia or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to InterMedia, its business or operations or any of its assets or properties.

Section 4.10 Litigation. There is no action, suit, proceeding, or investigation, pending, or to InterMedia’s knowledge, currently threatened against InterMedia that questions the validity of this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of InterMedia, financially or otherwise, or any change in the current equity ownership of InterMedia, nor is InterMedia aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to InterMedia) involving the prior employment of any of InterMedia’s employees, their use in connection with InterMedia’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. InterMedia is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by InterMedia currently pending or which InterMedia intends to initiate.

Section 4.11 Tax Returns and Payments. InterMedia has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by InterMedia on or before the Closing have been paid or will be paid prior to the time they become delinquent. InterMedia has not been advised (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its taxes. InterMedia has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Share Exchange Agreement

Exhibit 10

Section 4.12 Employees. Except as attached hereto as Exhibit A and Exhibit B, no employee has any agreement or contract, written or verbal, regarding his employment. InterMedia is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To InterMedia’s knowledge, no employee of InterMedia, nor any consultant with whom InterMedia has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, InterMedia because of the nature of the business to be conducted by InterMedia; and to InterMedia’s knowledge the continued employment by InterMedia of its present employees, and the performance of InterMedia’s contracts with its independent contractors, will not result in any such violation. InterMedia has not received any notice alleging that any such violation has occurred. No employee of InterMedia has been granted the right to continued employment by InterMedia or to any material compensation following termination of employment with InterMedia. InterMedia is not aware that any manager or key employee, or that any group of key employees, intends to terminate their employment with InterMedia, nor does InterMedia have a present intention to terminate the employment of any manager, key employee or group of key employees.

Section 4.13 Compliance with Laws; Permits. To its knowledge, InterMedia is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of InterMedia. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the purchase of the InterMedia Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. InterMedia has all permits and licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of InterMedia and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

Section 4.14 Environmental and Safety Laws. To its knowledge, InterMedia is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 4.15 Offering Valid. Assuming the accuracy of the representations and warranties of Company contained in Article 5 hereof, the offer, and sale of the InterMedia Shares will be exempt from the registration requirements of all applicable securities laws and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable securities laws.

Exhibit 10

Section 4.16 Full Disclosure. To Shareholders’ and InterMedia’s knowledge and belief, this Agreement, the Exhibits hereto, and any certificate expressly delivered by Shareholders and InterMedia to Company or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to Shareholders’ or InterMedia’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Shareholders’ and InterMedia’s knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of InterMedia that have not been set forth in the Agreement, the Exhibits hereto or in other documents expressly delivered to Company or its attorneys or agents in connection herewith.

ARTICLE 5REPRESENTATIONS AND WARRANTIES OF BUYER

Company represents and warrants to Shareholders and InterMedia, as of the date of this Agreement and as of Closing, as follows:

Section 5.1

Organization and Qualification.  Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on Company.

Section 5.2

Capitalization.  The authorized capital stock of Company consists of (i) 500,000,000 shares of common stock, of which 131,239,135 shares are outstanding as of January 10, 2012, and (ii) 10,000,000 shares of preferred stock, par value $0.001, none of which shares are outstanding as of January 10, 2012. Except as specified in the Commission Reports (as defined below in Section 5.4), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Company is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock.

Section 5.3 Authority. Company, subject to approval from Company’s shareholders, has all requisite right, power, authority and capacity to execute, deliver and perform this Agreement. All corporate action on the part of Company necessary for the authorization of this Agreement, the performance of all obligations of Company hereunder at the Closing, the sale, transfer and delivery of the Company Shares pursuant hereto has been taken or will be taken prior to the Closing. This Agreement has been duly and validly executed and delivered by Company. This Agreement is the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (ii) general principles of equity.

Share Exchange Agreement

Exhibit 10

Section 5.4

Commission Reports; Financial Statements.  Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “Commission Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Commission Reports prior to the expiration of any such extension. As of their respective dates, the Commission Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”) promulgated thereunder, and none of the Commission Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Commission Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 5.5 Liabilities. Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Commission Reports, except current liabilities incurred in the ordinary course of business subsequent to December 31, 2011, which have not been, either in any individual case or in the aggregate, materially adverse.

Section 5.6 Action. Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any its capital shares, (ii) incurred any indebtedness for money borrowed or any other liabilities except than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business as disclosed in the Commission Reports, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

Section 5.7 Changes. Since the December 31, 2011, except as disclosed in the Commission Reports, there has not been to Company’s knowledge:

(a)

Any change in the assets, liabilities, financial condition or operations of Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of Company, other than the conversion of WWA Group, Inc., debt and Thomas R. Morgan debt for common stock;

(b)

Any material change, except in the ordinary course of business, in the contingent obligations of Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c)

Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of Company;

(d)

Any waiver by Company of a valuable right or of a material debt owed to it;

(e)

Any direct or indirect loans made by Company to any employee, officer, director or shareholder of Company, other than advances made in the ordinary course of business;

Exhibit 10

(f)

Any material change in any compensation arrangement or agreement with any employee, officer, or director;

(i)

Any declaration or payment of any dividend or other distribution of the assets of Company; or

(j)

Any debt, obligation or liability incurred, assumed or guaranteed by Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business.

Section 5.8 Investment. Company is acquiring the InterMedia Shares for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities laws and regulations.

Section 5.9

No Conflicts; Consents, Approvals and Filings. The execution, delivery and performance by Company of this Agreement does not and will not: (i) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which Company is a party or by which Company is bound or (ii) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to Company. Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, any court or other federal, provincial, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Company of this Agreement, other than filings required by provincial, state or federal securities laws, and those that have been made or obtained prior to the date of this Agreement.

Section 5.10 Litigation. Except as disclosed in the Commission Reports, there is no action, suit, proceeding or investigation pending, or to Company’s knowledge threatened, against Company which questions or challenges the validity of this Agreement or any action to be taken by Company pursuant to this Agreement, and, to Company’s knowledge, there is no basis for any such action, suit, proceeding or investigation.

Section 5.11 Tax Returns and Payments. Company has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to Company’s knowledge all other taxes due and payable by Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. Company has not been advised (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its taxes. Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Share Exchange Agreement

Exhibit 10

Section 5.12 Employees. Other than with Thomas R. Morgan, no employee has any agreement or contract, written or verbal, regarding his employment. Other than with Thomas R. Morgan, Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Company’s knowledge, no employee of Company, nor any consultant with whom Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Company because of the nature of the business to be conducted by Company; and to Company’s knowledge the continued employment by Company of its present employees, and the performance of Company’s contracts with its independent contractors, will not result in any such violation. Company has not received any notice alleging that any such violation has occurred. No employee of Company has been granted the right to continued employment by Company or to any material compensation following termination of employment with Company. Company is not aware that any manager or key employee, or that any group of key employees, intends to terminate their employment with Company, nor does Company have a present intention to terminate the employment of any manager, key employee or group of key employees.

Section 5.13

Quoting of Shares.  Company agrees it will take all action reasonably necessary to continue the quotation of its common stock on the OTC Markets bulletin board and will comply in all material respects with Company’s reporting, filing and other obligations under the regulations, bylaws or rules of the Commission and the OTC Markets bulletin board.

Section 5.14

Due Diligence. Company will have performed its own due diligence in regard to InterMedia’s business and the Financial Statements as detailed in Exhibit F.

Section 5.15 Full Disclosure. To Company’s knowledge and belief, this Agreement, the Exhibits hereto, and any certificate expressly delivered by Company to Shareholders and InterMedia or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to Company’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Company’s knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of Company that have not been set forth in the Agreement, the Exhibits hereto or in other documents expressly delivered to Shareholders and InterMedia or their attorneys or agents in connection herewith.

ARTICLE 6

 INDEMNIFICATION

Section 6.1 Indemnification by Shareholders and InterMedia. From and after the Closing for a period of twelve (12) months, each of Shareholders and InterMedia shall indemnify and hold harmless Company from and against any and all losses, liabilities, claims, demands, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) arising out of or resulting from: (i) any representation or warranty of Shareholders and InterMedia, as the case may be, in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (ii) any failure by Shareholders and InterMedia, as the case may be, to perform any of its covenants, agreements or obligations in this Agreement.

Exhibit 10

Section 6.2 Indemnification by Company. From and after the Closing for a period of twelve (12) months, Company shall indemnify and hold harmless Shareholders and InterMedia from and against any and all Claims arising out of or resulting from: (i) any representation or warranty of Company in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (ii) any failure by Company to perform any of its covenants, agreements or obligations in this Agreement.

Section 6.3 Procedure for Indemnification. No party shall be entitled to indemnification under this Article 6 until such party (the “Indemnified Party”) shall have given the party obligated to provide indemnification hereunder (the “Indemnifying Party”) written notice of the claim for indemnification and, if such claim for indemnification arises out of any claim, suit, action or proceeding by a third party against the Indemnified Party, unless and until the Indemnified Party shall have given the Indemnifying Party prompt written notice of such third-party claim and the Indemnifying Party has been offered the right, at the sole expense of the Indemnifying Party, to participate in the defense of such third-party claim. If the Indemnifying Party elects to assume the defense of such a third-party claim, it shall not be liable to the Indemnified Party for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any settlement of any action or claim effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

Section 6.4 No Bar. Other than the indemnification periods outlined in Sections 6.1 and 6.2, the provisions of this Article 6 shall not limit in any way the claims which may be made by the parties at law or in equity for any breach by any such party of the terms of this Agreement or any document or instrument delivered pursuant hereto.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Expenses. All legal and other expenses incurred by any party in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees.

Section 7.2 Survival. Each of the covenants, representations and warranties of the parties made herein shall survive the Closing and shall not be merged in the consummation of the transactions contemplated hereby.

Section 7.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery, or by facsimile addressed to the appropriate party at the address or facsimile number set forth below or such other address or facsimile number as the party may designate by notice given in accordance with this Section. Notice shall be deemed validly given on the date of receipt as shown on the return receipt if delivered by certified or registered mail, on the date of delivery if done by personal delivery and upon confirmation of receipt if sent by facsimile with receipt confirmed. Notice shall also be deemed validly given on the date that a party rejects or refuses to accept delivery or the date of an inability to effectuate delivery because of a changed address or facsimile number of which no notice was given in accordance with this Section.

Share Exchange Agreement

Exhibit 10

If to Company to:

Infrastructure Developments Corp.

299 S. Main St., 13th Floor

Salt Lake City, Utah  84111

Attn: Thomas Morgan, President

Phone: (801) 488-2006

Fax: (801) 747-2836

Email: trmorgan@idvcinc.com

with a copy to:

Email: shawn@idvc.us

If to InterMedia or Shareholders to:

InterMedia Development Corporation

4000 Legato Road, Suite 1100

Fairfax, Virginia  22033

Attn: Joel Ratner, President

Phone: (800) 944-0777

Fax: (703) 896-7601

Email: joel@idc-tv.com

Section 7.4 Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party against whom any waiver or amendment may be sought to be enforced. No action taken pursuant to this Agreement and no investigation by or on behalf of any party hereto shall be deemed to constitute a waiver by such party of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any part of any condition precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition waived.

Section 7.5 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. None of the parties shall assign this Agreement or delegate any of its duties hereunder to any other person or entity without the prior written consent of the other parties to this Agreement.

Section 7.6 Headings and Exhibits. The section and other headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

Section 7.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of Nevada, without giving effect to the principles of conflicts of law of such province.

Exhibit 10

Section 7.9 Arbitration. The parties hereby submit all controversies, claims, and matters of difference to arbitration in Nevada, by a single arbitrator selected by the parties or appointed according to the Commercial Arbitration Rules of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (i) all questions relating to the breach of any obligation, warranty or condition hereunder, (ii) all questions relating to representations, negotiations and other proceedings leading to the execution hereof, (iii) failure of either party to deny or reject claim or demand from the other party, and (iv) all questions as to whether the right to arbitrate any question exists. Arbitration may proceed in the absence of either party if notice of the proceeding has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties. It is the intention of the parties that the selection of arbitrators, the holding of the arbitration hearing, and the issuance of the findings of the arbitrators shall all be accomplished as expeditiously as possible, and the parties shall take all measures required to proceed in that fashion.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

Company

Infrastructure Developments Corp.

By: /s/ Thomas Morgan

Thomas Morgan, Chief Executive Officer

InterMedia

InterMedia Development Corporation

By: /s/ Joel Ratner

Joel Ratner, President

Shareholders

/s/ Joel Ratner

Joel Ratner

/s/ Lisa Johnson Ratner

Lisa Johnson Ratner

/s/ Michael A. Dickerson

Michael A. Dickerson

Share Exchange Agreement